EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Volatility Shares Trust, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Volatility Shares Trust for the year ended February 28, 2026 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Volatility Shares Trust for the stated period.

/s/ Justin Young	/s/ Chang Kim
Justin Young President and Chief Executive Officer (Principal Executive Officer) Volatility Shares Trust	Chang Kim Treasurer (Principal Financial Officer) Volatility Shares Trust

Dated:	5/8/2026

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Volatility Shares Trust for purposes of Section 18 of the Securities Exchange Act of 1934.